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Exhibit 4.4

CONFIRMATION NOTICE AND ELECTION FORM

[Date]

[Name and Address of Subscriber]

RE:
Your subscription(s) for Units of Iroquois Bio-Energy Company, LLC

Dear [Name of Subscriber]:

        We hereby notify you that because you subscribed to purchase Units of Iroquois Bio-Energy Company, LLC prior to receiving the enclosed amended prospectus dated                         , 2004 (amending and restating the prior prospectus dated September 23, 2003), you have the right to withdraw your subscription and receive a refund of your investment, together with any related interest earned after September 30, 2003.

        Before deciding whether to confirm or withdraw your subscription, you should read the entire amended prospectus, and the documents referred to by it, carefully in order to fully understand our business, the offering and the units we are offering. Please indicate below how you wish to proceed (check either "A" or "B" below):

[ ] A.	The undersigned hereby elects to confirm the subscription(s) based upon the amended prospectus, and to have all prior subscription payments and promissory notes treated in the manner described in the amended prospectus for new subscriptions.
[ ] B.
The undersigned hereby elects to withdraw the subscription(s). Please return all subscription payments and promissory notes to me at the address set forth in my subscription agreement (or provide a substitute address here: ).

        If this form is not completed and received by us by                        , 2004, your subscription will automatically be cancelled. In order to register your election, you must return this completed form to at the following address or fax number:

        If you have any questions regarding the confirmation process, do not hesitate to contact Keith A. Gibson, our Assistant Vice President-Chief Operating Officer, at the above address or fax number or at the following phone number: (219) 866-5990.

        IF YOU ELECT TO CONFIRM YOUR SUBSCRIPTION, YOUR ELECTION TO IS IRREVOCABLE. IF YOU HAVE NOT SUBMITTED FULL PAYMENT, YOU WILL REMAIN BOUND TO PAY THE REMAINING 80% OF THE TOTAL SUBSCRIPTION PRICE UPON WRITTEN NOTICE FROM US. WE WILL RETURN YOUR INVESTMENT ONLY IF WE REJECT YOUR SUBSCRIPTION OR WE CANNOT SATISFY THE CONDITIONS TO BREAKING ESCROW.

Individuals: Signature of Investor Print Name Signature of Joint Investor	Entities: Name of Entity Authorized Signature Print Name
Print Name	Its:
Date:	Date:

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  Exhibit 4.4
CONFIRMATION NOTICE AND ELECTION FORM